Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Daniel McCormick, the Chief Executive Officer and Lorne R. Gale, Chief Financial Officer of Diamond Information Institute Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Diamond Information Institute Inc. for quarter ended JUNE 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Diamond Information Institute Inc.

Date: June 30, 2010

/s/ "Danie McCormick"
Daniel McCormick Chief Executive Officer

/s/ "Lorne R. Gale"
Lorne R. Gale Chief Financial Officer, Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Diamond Information Institute Inc. and will be retained by Diamond Information Institute Inc. and furnished to the Securities and Exchange Commission or its staff upon request.